As filed with the Securities and Exchange Commission on October 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ambrx Biopharma, Inc.*

(Exact name of registrant as specified in its charter)

Delaware	93-2892120
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10975 North Torrey Pines Road

La Jolla, California 92037

(858) 875-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel J. O’Connor

President and Chief Executive Officer

10975 North Torrey Pines Road

La Jolla, California 92037

(858) 875-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raymond Bogenrief Skadden, Arps, Slate, Meagher & Flom LLP 155 North Wacker Drive Chicago, Illinois 60606 (312) 407-0550	Gregg A. Noel P. Michelle Gasaway Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, California 90071 (213) 687-5000	Jared Kelly Senior Vice President, General Counsel and Corporate Secretary Ambrx Biopharma, Inc. 10975 North Torrey Pines Road La Jolla, California 92037 (858) 875-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

*

On October 11, 2023, Ambrx Biopharma Inc., a Cayman Islands exempted company (the “Predecessor Registrant”), completed its previously announced reorganization merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of September 11, 2023 (the “Merger Agreement”), by and among New Ambrx Biopharma Inc., a Delaware corporation and newly-formed direct wholly owned subsidiary of the Predecessor Registrant (“Ambrx”), Ambrx Merger Sub Inc., a Cayman Islands exempted company and newly-formed direct wholly owned subsidiary of Ambrx (“Merger Sub”), and the Predecessor Registrant. The shares of common stock of Ambrx are held by the former shareholders of the Predecessor Registrant following the issuance of the shares registered pursuant to the registration statement on Form S-4 of Ambrx (File No. 333-274230). In accordance with Rule 12g-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of common stock of Ambrx are deemed to be registered under Section 12(b) of the Exchange Act as the successor to the Predecessor Registrant. Upon the closing of the Merger, the Predecessor Registrant was renamed “Ambrx Biopharma Cayman, Inc.”, and Ambrx was renamed “Ambrx Biopharma, Inc.”

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 17, 2023

Prospectus

Ambrx Biopharma, Inc.

$300,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

and

Units

We may offer, issue and sell, together or separately, from time to time in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock, which may be issued in one or more series;

•	depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares;

•	warrants to purchase shares of our common stock or shares of our preferred stock;

•	subscription rights to purchase shares of our common stock or shares of our preferred stock; and

•	units.

The aggregate offering price of all securities sold by us under this prospectus may not exceed $300,000,000.

This prospectus also covers any additional securities that may become issuable by reason of stock splits, stock dividends or recapitalizations.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and will be subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 7 before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “AMAM.” On October 16, 2023, the last reported sale price of our common stock as reported on the Nasdaq Global Select Market was $11.43 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $300,000,000. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement and any free writing prospectus prepared by or on behalf of us may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, or, in each case, any earlier date as of which such information is given, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that Ambrx files electronically with the SEC at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement. References to “contained” or “included in” or similar words with respect this prospectus shall include the information incorporated by reference. Information in this prospectus or any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus or any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us, while information that we file later with the SEC will automatically update and supersede the information in this prospectus or any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us. We also incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 or any related Item 9.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the filing of this prospectus or any accompanying prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 and June 30, 2023, filed with the SEC on May 11, 2023 and August 9, 2023, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January  30, 2023, February  6, 2023 (Item 8.01 only), February  17, 2023 (Item 8.01 only), February  24, 2023 (Items 5.02 and 8.01 only), March  1, 2023 (Item 8.01 only), March  6, 2023 (Item 3.01 only), March  13, 2023 (Item 8.01 only), May  4, 2023, May  16, 2023, May  18, 2023, May  25, 2023, June  8, 2023 and June  28, 2023 (Items 8.01 and 9.01 only), August  25, 2023, September  6, 2023, September  15, 2023, September  25, 2023, October  6, 2023, October  10, 2023, October  12, 2023, October  12, 2023 and October 16, 2023; and

•

the description of our capital stock filed as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on October 12, 2023, and any report or amendment filed for the purpose of updating such description.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Ambrx Biopharma, Inc.

10975 North Torrey Pines Road

La Jolla, California 92037

(858) 875-2400

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain “forward-looking” statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in this prospectus any accompanying prospectus supplement and any documents incorporated by reference, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any amendments thereto, filed with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expects,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Any statements in this prospectus and any accompanying prospectus supplement and any documents incorporated by reference about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, these forward-looking statements include, without limitation, statements regarding:

•	the timing, progress and results of preclinical studies and clinical trials for our product candidates, including our product development plans and strategies;

•	the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates;

•	the potential benefits and market opportunity for our product candidates and technologies;

•	expectations regarding the size, scope and design of clinical trials;

•	our manufacturing, commercialization and marketing plans and strategies;

•	our plans to hire additional personnel and our ability to attract and retain such personnel;

•	our estimates of the number of patients who suffer from the diseases we are targeting and potential growth in the patient populations;

•	our expectations regarding the approval and use of our product candidates as first, second or subsequent lines of therapy or in combination with other drugs;

•	our competitive position and the development and impact of competing therapies that are or may become available;

•

expectations regarding future events under licensing and research and development agreements (“R&D Agreements”), including potential future payments, as well as our plans and strategies for entering into further licensing and R&D Agreements;

•

our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering product candidates we may develop, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

•	the rate and degree of market acceptance and clinical utility of our product candidates we may develop;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our future financial performance;

•	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

•	the impact of laws and regulations; and

•	the extent of the impacts and duration of geopolitical and macroeconomic events, including the COVID-19 pandemic, conflict between Ukraine and Russia and bank failures.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” and other sections in this prospectus and any accompanying prospectus supplement and any documents incorporated by reference. You should read thoroughly this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us and any documents incorporated by reference and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus and any accompanying prospectus supplement and any documents incorporated by reference relate only to events or information as of the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, or, in each case, any earlier date as of which such information is given, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this and any accompanying prospectus supplement and any documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect.

THE COMPANY

Company Overview

We are a clinical-stage biologics company focused on discovering and developing a novel class of engineered precision biologics using our proprietary expanded genetic code technology platform that allows us to incorporate, in a site-specific manner, synthetic amino acids into proteins within living cells. Our product candidates are designed to overcome the inherent limitations of conventional conjugation approaches that use natural amino acids for non-site-specific conjugation, offering potential safety and efficacy benefits to treat patients across multiple therapeutic areas. We believe that our technology allows us to engineer a single optimized structure by designing the conjugation chemistries, selecting the precise number of amino acids and conjugation positions in the protein, and expanding the types of payloads that can be conjugated. Our precision engineering capabilities and the broad applicability of our expanded genetic code technology platform have the potential to enhance and enable the therapeutic functions of conventional biologics and bio-conjugates.

Implications of Being an EGC

We qualify as an emerging growth company (“EGC”) as defined in the U.S. Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an EGC, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until we are no longer an EGC. We will remain an EGC until the earlier to occur of (1) (a) December 31, 2026, (b) the last day of the fiscal year in which our annual gross revenue is $1.235 billion or more, and (c) the date on which we are deemed to be a “large accelerated filer,” under the rules of the SEC, which means the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some but not all of these reduced burdens. To the extent that we take advantage of these reduced burdens, the information that we provide shareholders may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, EGCs can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected not to avail ourselves of delayed adoption of new or revised accounting standards and, therefore, we will be subject to the same requirements to adopt new or revised accounting standards as other public companies that are not EGCs.

Corporate Information

Ambrx Biopharma, Inc. is a Delaware corporation. We commenced our operations in the U.S. in January 2003 through Ambrx, Inc., a Delaware corporation. In May 2015, Ambrx Biopharma Cayman, Inc. incorporated under the laws of the Cayman Islands and became the ultimate holding company through a series of transactions. In October 2023, Ambrx Biopharma, Inc. became the ultimate holding company through a reorganization merger.

When used in this prospectus, the terms “Ambrx,” the “Company,” “we,” “our” and “us” refer to Ambrx Biopharma Cayman, Inc. (formerly Ambrx Biopharma Inc.), a Cayman Islands exempted company, and its consolidated subsidiaries, prior to the closing on October 11, 2023 of the reorganization merger and Ambrx Biopharma, Inc. (formerly New Ambrx Biopharma Inc.), a Delaware corporation, and its consolidated subsidiaries, on and after the closing on October 11, 2023 of the reorganization merger, unless otherwise specified or the context otherwise requires.

Our principal executive offices are located at 10975 North Torrey Pines Road, La Jolla, California 92037. Our telephone number at this address is (858) 875-2400. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Investors should submit any inquiries to the address and telephone number of our principal executive offices set forth above. Our website is www.ambrx.com. Any reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement. “Ambrx,” the Ambrx logo and other trademarks or service marks of Ambrx Biopharma, Inc. or Ambrx, Inc. appearing in this prospectus are the property of Ambrx Biopharma, Inc. or Ambrx, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

RISK FACTORS

Investing in our securities involves risk. See the risk factors filed as an exhibit to our Current Report on Form 8-K on October 12, 2023 (together with any material changes thereto contained in subsequent filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement or any related free writing prospectus, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending the use of net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States government.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, warrants, subscription rights and units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the Delaware General Corporate Law (the “DGCL”), our certificate of incorporation, as amended, and our bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our certificate of incorporation and bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “Ambrx,” the “Company”, “we,” “our” and “us” refer to Ambrx Biopharma, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. The number of authorized shares of any class may be increased or decreased by an amendment to our certificate of incorporation proposed by our board of directors (the “Board”) and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.

Common Stock

Voting rights. Each holder of our commons stock will be entitled to one (1) vote in person or by proxy for each share of common stock held of record by such holder. The holders of shares of common stock will not have cumulative voting rights. Except as otherwise required in our certificate of incorporation or by applicable law, the holders our common stock vote together as a single class on all matters on which stockholders are generally entitled to vote.

Dividend rights. Subject to the rights of holders of our preferred stock, and subject to any other provisions of the our certificate of incorporation, holders of shares of our common stock shall be entitled to receive such dividends and other distributions in cash, stock or property of Ambrx when, as and if declared thereon by the Board from time to time out of assets or funds of Ambrx legally available therefor.

Rights upon liquidation. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of Ambrx, the holders of shares of our commons stock shall be entitled to receive the assets and funds of the Company available for distribution after payments to creditors of Ambrx and to holders of our preferred stock that may at the time be outstanding, in proportion to the number of shares held by them.

Preferred Stock

The Board is expressly authorized to provide for the issuance of all or any shares of our preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, Ambrx; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of Ambrx at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. The issuance of preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on the capital stock of Ambrx, diluting the voting power of our common stock, impairing the liquidation rights of the capital stock of the Ambrx, or delaying or preventing a change in control of Ambrx.

Dividends

The Board has discretion over whether to distribute dividends, subject to the DGCL, as it may be amended from time to time, and to the terms of our certificate of incorporation and bylaws, as each may be amended from time to time. All dividends are subject to certain restrictions under the DGCL. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. Ambrx intends to retain most, if not all, of our available funds and any future earnings to operate and expand our business and does not anticipate paying any cash dividends in the foreseeable future.

Annual Stockholder Meetings

Our bylaws, which may be amended from time to time, provide that the annual meeting of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board. To the extent permitted under applicable law, the Board may conduct meetings by means of electronic or telephonic or other communications equipment by means of which all persons participating in the meeting can hear each other.

Election and Removal of Directors; Vacancies

Our certificate of incorporation and bylaws, as each may be amended from time to time, provides for a staggered term for the Board. Directors will initially be divided into three classes. Each class will consist of, as equally as possible, one-third of the directors. Class I, II and III will terminate on the date of the 2026, 2024 and 2025 Annual Meeting of Ambrx stockholders, respectively. After the initial term, directors are appointed for a term of three years.

Under the DGCL, unless otherwise provided in the certificate of incorporation, a director serving on a classified board may be removed by the stockholders only for cause. The certificate of incorporation provides that, subject to the rights, if any, of the holders of shares of our preferred stock then outstanding, any director or the entire Board may be removed from office at any time, only with cause, and only by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of Ambrx entitled to vote in the election of directors. In addition, the certificate of incorporation provides that, subject to the terms of any one or more classes or series of preferred stock, vacancies on the Board resulting from the death, resignation or removal of a director, or from an increase in the number of directors constituting the Board, or otherwise, may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

Quorum

Unless otherwise required by the DGCL or other applicable law or the certificate of incorporation, the holders of one-third of the Company’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in bylaws, until a quorum shall be present or represented.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Ambrx by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Special Meetings

Unless otherwise required by law or by our certificate of incorporation, special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board, if there be one, or (ii) (a) the Chief Executive Officer, (b) the President, if there be one, (c) the Secretary, (d) the General Counsel, if there be one, or (e) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of (x) the Board, or (y) a committee of Ambrx hat has been duly designated by the Board and whose powers and authority include the power to call such meetings. Under the certificate of incorporation, the ability of the stockholders to call a special meeting of Ambrx stockholders is specifically denied.

The bylaws also provide that unless otherwise provided in the certificate of incorporation or the bylaws, (a) any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission and (b) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL.

Amendments to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The certificate of incorporation requires that the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt certain provisions of the certificate of incorporation.

The bylaws may be amended, altered or repealed by either the holders of a majority of the voting power of the shares entitled to vote at an election of directors or by a majority of the entire Board then in office. The certificate of incorporation and bylaws require that the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt certain provisions of the bylaws.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Under the certificate of incorporation, no director or officer shall be personally liable to Ambrx or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability of: (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to Ambrx or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director under Section 174 of the DGCL; or (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (v) an officer in any action by or in the right of the Company. Under the certificate of incorporations, Ambrx is required to indemnify each of its directors and officers, to the fullest extent permitted by the laws of the state of Delaware; provided, however, that, except for proceedings to enforce rights to indemnification, Ambrx shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board.

Exclusive Jurisdiction of Certain Actions

The bylaws require, subject to certain exceptions, that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any Ambrx stockholder to bring (i) any derivative action or proceeding brought on behalf of Ambrx, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of Ambrx to Ambrx or Ambrx stockholders, (iii) any action asserting a claim against Ambrx or any current or former director, officer, stockholder, employee or agent of Ambrx arising out of or relating to any provision of the DGCL, the certificate of incorporation or the bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against Ambrx or any current or former director, officer, stockholder, employee or agent of Ambrx governed by the internal affairs doctrine of the State of Delaware. This exclusive forum provision would not apply to suits brought to enforce a duty or liability vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, such as those created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, the bylaws provide that the federal district courts of the U.S. will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act.

Listing

Our common stock is listed on Nasdaq Global Select Market under the trading symbol “AMAM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.

The description in an accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us in their respective entireties.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or shares of our preferred stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement and, as applicable, any free writing prospectus prepared by or on behalf of us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement and, as applicable, any free writing prospectus prepared by or on behalf of us relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement and, as applicable, any free writing prospectus prepared by or on behalf of us may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement and, as applicable, any free writing prospectus prepared by or on behalf of us in their respective entireties.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock or shares of our preferred stock. We may issue subscription rights independently or together with other securities, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement and, as applicable, any free writing prospectus prepared by or on behalf of us relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the number and terms of each share of common stock or preferred stock which may be purchased per each subscription right;

•	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement and, as applicable, any free writing prospectus prepared by or on behalf of us of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement and, as applicable, any free writing prospectus prepared by or on behalf of us in their respective entireties.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of the securities described in this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Therefore, the holder of a unit will have the rights and obligations of a holder of each included security. The units or the unit or other agreement, if any, under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to a particular issue of units will describe, among other things:

•	the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions related to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other material provisions of the units or governing unit or other agreement, if any.

PLAN OF DISTRIBUTION

We may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers;

•	directly by us to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we may sell any securities covered by this prospectus in private transactions rather than pursuant to this prospectus.

We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in such prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is satisfied.

In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The financial statements of Ambrx Biopharma Cayman, Inc. (formerly Ambrx Biopharma Inc.) incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant.

Securities and Exchange Commission Registration Fee		$44,280
FINRA Filing Fee		$45,500
Accounting Fees and Expenses	$		*
Legal Fees and Expenses	$		*
Printing Fees	$		*
Transfer Agent Fees and Expenses	$		*
Stock Exchange Listing Fees	$		*
Miscellaneous	$		*

Total	$		*

*

Fees and expenses (other than the Securities and Exchange Commission registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of the offerings, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Ambrx is subject to the laws of Delaware on corporate matters, including its indemnification provisions. Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The statute provides that indemnification pursuant to these provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Ambrx’s certificate of incorporation states that to the fullest extent permitted by the DGCL, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under Article VIII of Ambrx’s bylaws, any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of Ambrx), by reason of the fact that such person is or was a director of Ambrx, or is or was serving at Ambrx’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of Ambrx, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The indemnification provided in Ambrx’s bylaws is not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Ambrx directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Ambrx has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. List of Exhibits.

Incorporated by Reference Herein
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date

1.1**	Form of Underwriting Agreement

3.1	Certificate of Incorporation of the Registrant, as currently in effect.	8-K	000-56600	3.1	October 12, 2023

3.2	Bylaws of the Registrant, as currently in effect.	8-K	000-56600	3.2	October 12, 2023

3.3**	Form of Certificate of Designations with respect to any preferred stock issued hereunder.

4.1**	Form of Depositary Agreement (including form of Depositary Receipt).

4.2**	Form of Warrant Agreement (including form of Warrant Certificate).

4.3**	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).

4.4**	Form of Unit Certificate

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature pages hereto).

107*	Filing Fee Table

*	Filed herewith.
**	To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference, if applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California on October 17, 2023.

AMBRX BIOPHARMA, INC.

By:	/s/ Daniel J. O’Connor
	Name:	Daniel J. O’Connor
	Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel J. O’Connor, Sonja Nelson and Jared Kelly, and each one of them, as his, her or their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to sign any registration statement for the same offering covered by this registration statement on Form S-3 that is to be effective on filing pursuant to Rule 462 under the Securities Act of 1933 and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he, she or they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. O’Connor Daniel J. O’Connor	President, Chief Executive Officer and Director (Principal Executive Officer)	October 17, 2023

/s/ Sonja Nelson Sonja Nelson	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 17, 2023

/s/ Stephen Glover Stephen Glover	Chairperson of the Board	October 17, 2023

/s/ Margaret R. Dalesandro Margaret R. Dalesandro	Director	October 17, 2023

/s/ Kate Hermans Kate Hermans	Director	October 17, 2023

/s/ Janet Loesberg Janet Loesberg	Director	October 17, 2023

/s/ Paul Maier Paul Maier	Director	October 17, 2023